Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. • 100 Crescent Centre Parkway, Suite 1240 • Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group Appoints
Randall R. Lay as Chief Financial Officer

ATLANTA, September 30, 2019 — Williams Industrial Services Group Inc. (“Williams” or “the Company”) (OTCQX: WLMS), a construction and maintenance services company, announced the appointment of Randall R. Lay as Senior Vice President and Chief Financial Officer effective today.  Mr. Lay brings 40-years of leadership experience in finance and accounting, information technology, strategic planning, and mergers & acquisitions for private and public companies in the specialty chemicals, telecommunications, industrial manufacturing and automotive retail industries.

Tracy Pagliara, President and CEO of Williams, noted, “Randy’s proven leadership and strong professional skills will help us achieve our strategic plan financial targets and enhance our finance department, internal controls and investor outreach.  His deep financial experience should also measurably advance our efforts to refinance our debt and improve our balance sheet before the end of 2019.”

He added, “We are making steady progress with our growth initiatives this year, following the restructuring process we completed in 2018.  We are focused on leveraging our talent, skills and capabilities to serve the entire life cycle of nuclear facilities in the U.S. and Canada, while also further expanding into the water and mid-stream oil & gas markets.”

Mr. Lay most recently was Executive Vice President, Chief Financial Officer, Secretary and Treasurer of GEO Specialty Chemicals, Inc., a supplier of specialty chemicals and materials to the coatings, adhesives, medical, water treatment and construction markets, from December 2017 to August 2019, when GEO was acquired by CPS Performance Materials.  During the previous ten years, Mr. Lay served as Vice President and Chief Financial Officer of Lazy Days’ R.V. Center, Inc. (which was acquired and restructured as Lazydays Holdings, Inc. (Nasdaq: LAZY)).  Lazy Days operated the world’s largest RV dealership, which was founded in 1976 and grew to $615 million in vehicle, service, parts and e-commerce sales prior to being acquired.

Prior to Lazy Days, Mr. Lay held several leadership positions at various companies including Buccino & Associates, Inc., a financial advisory and turnaround firm, Universal Access Global Holdings Inc., a communications network integrator, Metromedia Fiber Networks, Inc., a telecommunications company, and  International Specialty Products Inc., a global supplier of specialty chemicals.  Early in his career, Mr. Lay was a regional controller for Otis and progressed to director of financial planning at United Technologies Corporation.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years.  The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy, power and industrial end markets.  Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

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Williams Industrial Services Group Appoints Randall R. Lay as Chief Financial Officer

September 30, 2019

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to meet its strategic plan financial targets, enhance its finance department, internal controls and investor outreach, refinance its debt and improve its balance sheet in the expected timeframe, if at all, achieve its growth plan initiatives, including expanding into the water and mid-stream oil and gas markets, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to implement and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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